EXHIBIT 23


 INDEPENDENT AUDITORS' CONSENT


 First Health Group Corp.:

 We consent to the incorporation by reference in the Registration Statements of First Health Group Corp. on Form S-8 (file numbers 333-67570, 333-67568, 333-67566, 333-57228, 333-57226, 333-68941, 333-68943, 33-26640, and 33-
 62747) of our reports dated February 18, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of First Health Group Corp. for the year ended December 31, 2001.


 Deloitte & Touche, LLP

 Chicago, Illinois
 March 29, 2002